Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-210502

GENERAL MOTORS FINANCIAL COMPANY, INC.

$6,000,000,000

RIGHT NOTES

VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated December 18, 2017

(To Prospectus dated March 31, 2016)

The current Registration Statement for the Notes (No. 333-210502) was automatically effective on March 31, 2016. As of December 18, 2017, the interest rates on the Notes will be as follows:

Principal Amount	Under $	15,000	$15,000 - $50,000	Over $	50,000
Interest Rate per Annum		1.50%	1.60%		1.75%